EXHIBIT 99.1

RALPH LAUREN REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2020 RESULTS

•	Strengthened Balance Sheet and Near-Term Liquidity with over $2 Billion in Cash & Investments and Key Expense Reduction Actions

•	Solid Underlying Progress on the Company’s Next Great Chapter Plan in the Fourth Quarter and Fiscal 2020, Excluding COVID-19 and Hong Kong-Related Business Disruptions

•	Fourth Quarter Average Unit Retail Increased 8% Driven by Ongoing Brand Elevation and Quality of Sales Initiatives

NEW YORK--(BUSINESS WIRE)--May 27, 2020-- Ralph Lauren Corporation (NYSE:RL), a global leader in the design, marketing, and distribution of premium lifestyle products, today reported earnings per diluted share of ($3.38) on a reported basis and ($0.68) on an adjusted basis, excluding restructuring-related and other charges, for the fourth quarter of Fiscal 2020. This compared to earnings per diluted share of $0.39 on a reported basis and $1.07 on an adjusted basis, excluding restructuring-related and other charges, for the fourth quarter of Fiscal 2019.

For Fiscal 2020, earnings per diluted share was $4.98 on a reported basis and $6.56 on an adjusted basis, excluding restructuring-related and other charges. This compared to earnings per diluted share of $5.27 on a reported basis and $7.19 on an adjusted basis, excluding restructuring-related and other charges, for the full year of Fiscal 2019.

“For more than 50 years, we have embraced the idea of timelessness - it defines not only our products but our business and our culture. It has guided us through the best and the worst of times and will carry us through this unprecedented challenge too,” said Ralph Lauren, Executive Chairman & Chief Creative Officer. “Together our leaders and teams worldwide remain focused on not only enduring through this global pandemic but thriving for decades to come, and supporting the communities where we operate around the world.”

“From the onset of COVID-19, our teams moved quickly around the world to protect the safety and well-being of our employees, consumers, and communities, while also taking steps to ensure our long-term financial health and bring relevant digital commerce and experiences to our consumers,” said Patrice Louvet, President & Chief Executive Officer. “As we manage for the near- and long-term, we remain committed to consistently delivering sustainable growth and value creation for all of our stakeholders. We are confident in our ability to do this thanks to the strength of our business, our balance sheet and our brands, and especially the resilience and commitment of our diverse global teams.”

Mr. Louvet continued, “Reflecting on our performance prior to the crisis, our underlying progress was strong, as our AUR and overall brand elevation journey continued across every region, exceeding our expectations for both the quarter and year.”

COVID-19-Related Business Actions

From the onset of the global COVID-19 pandemic, our priority has been to ensure the safety and well-being of our employees, consumers and the communities in which we operate around the world. Taking

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into account the guidance of local governments and global health organizations, we previously announced several actions in response to the pandemic, including:

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Employee Support. We took steps from the start of the crisis to protect our teams including freezing all travel, asking employees to work from home, deploying deep cleanings in all work locations and implementing staggered work schedules in our distribution centers. We continue to offer our teams, including those placed on furlough, access to our Employee Relief Fund, which provides grants to Ralph Lauren employees facing special circumstances and financial hardships during this time, including medical, eldercare or childcare needs.

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Giving Back. The Ralph Lauren Corporate Foundation committed $10 million toward emergency COVID-19 relief, with funds allocated to the World Health Organization, our longstanding partners in cancer care, Employee Relief Fund for Ralph Lauren employees, and the Council of Fashion Designers of America (CFDA) / Vogue Fashion Fund for COVID-19 relief. In addition, the Company announced the production of 250,000 masks and 25,000 isolation gowns for donation to workers on the front lines, in partnership with our U.S. manufacturing partners. The Company is also donating 1.5 million clothing products to support hundreds of thousands of frontline workers and families in need around the world through charity networks as well as many of the Company’s long-standing Pink Pony partners focused on cancer care.

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Executive Compensation. Our Executive Chairman and Chief Creative Officer, Ralph Lauren, will forego his entire salary for Fiscal Year 2021 in addition to his full Fiscal Year 2020 bonus. Our President & Chief Executive Officer, Patrice Louvet, will reduce his salary by 50% during the crisis. Every other member of the Executive and Global Leadership Team, a group of 140 business leaders across the Company, will reduce their salaries by 20% for the first quarter of Fiscal 2021. Lastly, our Board of Directors will forego their quarterly cash compensation for the first quarter of Fiscal 2021.

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Employee Furloughs and Compensation. The majority of our store employees in North America, Europe, and other parts of the world were paid at their normal compensation from the time store closures went into effect in mid-March through April 11, 2020. Subsequent to that date, a substantial portion of our store employees and a portion of our corporate employees were placed on unpaid temporary furlough, with benefits including healthcare. International store employees in regions where retail operations remain closed will receive compensation as guided by local governments and authorities.

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Temporary Store Closures. Since the start of the pandemic, we closed a substantial number of stores across each of our reportable regions. We are assessing reopenings on a location-by-location basis, as guided by local governments and health authorities. We have also reopened approximately two thirds of our stores in Europe and nearly half of our stores in North America through the last half of May. As we reopen stores, we are implementing new health and safety protocols and required training for all store employees before returning to work, along with new ways of engaging with consumers.

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Online Operations. Our digital flagship businesses and fulfillment operations resumed following a brief closure period in late March to enhance health and safety protocols in our distribution centers. We continue to adhere to health protocols in our distribution centers including extensive deep cleanings, social distancing and staggered work shifts and break schedules. As consumers increasingly embrace omni-channel retailing, we are bolstering our connected retailing capabilities

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including digital clienteling, Buy Online Ship From Store, Buy Online Pick Up From Store, curbside pickup, and other initiatives.

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Balance Sheet and Liquidity Considerations. In addition to a robust balance sheet going into the pandemic, the Company has taken further preemptive actions to preserve cash and strengthen its liquidity while navigating the evolving global pandemic, including: careful management of expenses; reduced or delayed capital expenditures and inventory commitments; drawing down $475 million from the Company’s Global Credit Facility to bolster cash balances; halting any incremental share repurchases during the COVID-19 crisis; and temporary suspension of the Company’s quarterly cash dividend.

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Supplier Payments. Our suppliers around the world are another critical stakeholder for our Company. In accordance with our responsible purchasing practices, we committed to settling payment for all finished goods and goods already in production.

Key Achievements in Fiscal 2020

We delivered across the following strategic initiatives in the fourth quarter and full year Fiscal 2020:

•	Win Over a New Generation of Consumers

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Marketing investments increased 3% to last year in Fiscal 2020 in constant currency, driven by unique and engaging brand building campaigns and social media activations including Ralph's Club Fashion Show, Wimbledon and US Open Partnerships, Earth Polo launch, and our Holiday campaigns

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As consumer priorities and behavior shifted in the fourth quarter due to the spread of COVID-19 across each of our key regions, we focused our communication on more socially-relevant topics including our philanthropic investments; we also pivoted to highlight relevant categories like loungewear and home, which successfully drove increased consumer engagement

•	Energize Core Products and Accelerate Under-Developed Categories

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Average unit retail across our direct-to-consumer network grew 8% in the fourth quarter and 3% for full year Fiscal 2020 driven by our ongoing initiatives to elevate our product assortment, improve quality of sales, and drive targeted price increases

◦	Continued to build our high-potential under-developed categories, with ongoing momentum led by outerwear and denim

•	Drive Targeted Expansion in Our Regions and Channels

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Expanded our global distribution with 25 net new stores and concessions globally and partnered with over 40 new digital pure players as part of our ecosystem approach of high productivity, small-format stores and digital commerce

◦	Strong continued momentum in Chinese mainland, with Fiscal 2020 sales up double-digits to last year in constant currency, despite declines in the fourth quarter due to COVID-19

◦	Encouraging recent path to recovery in Chinese mainland and Korea, with strong digital growth in the fourth quarter and a return to positive sales growth in mainland China in early May

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•	Lead with Digital

◦	Global digital revenue grew high-single digits to last year in constant currency in Fiscal 2020, led by strong double-digit growth in Asia and Europe

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Continued to invest in digital partnerships and capabilities, including: launch of localized digital sites in Europe, innovative new omni-channel functionality, and expansion into new digital distribution platforms including rental, subscription, resale, and social commerce, with the recent launch of Instagram Checkout

•	Operate with Discipline to Fuel Growth

◦	Maintained balance sheet strength with $2.1 billion in cash and investments, providing ample near-term liquidity

◦	Inventories declined 10% at the end of Fiscal 2020, reflecting a higher level of inventory reserves to keep inventories current and healthy across our distribution channels

◦	Successfully completed the consolidation of our corporate real estate footprint in New York and New Jersey, driving cost savings and enhanced collaboration among our teams

Fourth Quarter Fiscal 2020 Income Statement Review

Net Revenue. In the fourth quarter of Fiscal 2020, revenue declined 15% to $1.3 billion on a reported basis and was down 14% in constant currency. The decline in revenue reflects adverse impacts related to COVID-19 and Hong Kong protest business disruptions.

Revenue performance for the Company’s reportable segments in the fourth quarter compared to the prior year period was as follows:

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North America Revenue. North America revenue in the fourth quarter decreased 11% to $629 million, including adverse impacts related to COVID-19 business disruptions across distribution channels. North America wholesale revenue was down 12% to last year. In retail, comparable store sales in North America were down 13%, including a 15% decline in brick and mortar stores and a 7% decrease in digital commerce.

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Europe Revenue. Europe revenue in the fourth quarter decreased 19% to $353 million on a reported basis and decreased 16% to last year in constant currency, reflecting adverse impacts related to COVID-19 business disruptions across channels. In retail, comparable store sales in Europe were down 16% on a constant currency basis, driven by an 18% decrease in brick and mortar stores and a 2% decrease in digital commerce. Europe wholesale revenue decreased 21% on a reported basis and decreased 18% in constant currency.

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Asia Revenue. Asia revenue in the fourth quarter decreased 22% to $214 million on a reported basis and decreased 21% in constant currency, including adverse impacts related to COVID-19 and Hong Kong protest business disruptions. Comparable store sales in Asia decreased 23% in constant currency, with a 15% increase in digital commerce operations more than offset by brick and mortar declines during the period due to COVID-19-related store closures.

Gross Profit. Gross profit for the fourth quarter of Fiscal 2020 was $594 million and gross margin was 46.7%. On an adjusted basis, gross margin was 59.1% compared to 60.1% in the prior year period. Foreign currency negatively impacted gross margin by 20 basis points in the fourth quarter.

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Operating Expenses. Operating expenses in the fourth quarter of Fiscal 2020 were $878 million on a reported basis, including $82 million in restructuring-related and other charges. On an adjusted basis, excluding such charges, operating expenses were $796 million, down 2% to prior year.

Adjusted operating expense rate was 62.5%, compared to 53.8% in the prior year period, excluding restructuring-related and other charges, primarily due to fixed expense deleverage.

Operating Income. Operating loss for the fourth quarter of Fiscal 2020 was $284 million on a reported basis, including restructuring-related and other charges of $241 million, and operating margin was (22.3%). Adjusted operating loss was $43 million, compared to adjusted operating income of $96 million for the fourth quarter of Fiscal 2019, excluding restructuring-related and other charges from both periods.
Foreign currency negatively impacted operating margin by 40 basis points in the fourth quarter.

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North America Operating Income. North America operating loss in the fourth quarter was $74 million on a reported basis and $69 million on an adjusted basis. Adjusted North America operating margin was 10.9%, compared to adjusted operating margin of 15.9% for the fourth quarter of Fiscal 2019.

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Europe Operating Income. Europe operating income in the fourth quarter was $4 million on a reported basis and $49 million on an adjusted basis. Adjusted Europe operating margin was 13.8%, compared to 23.6% for the fourth quarter of Fiscal 2019. Foreign currency negatively impacted adjusted operating margin rate by 90 basis points in the fourth quarter.

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Asia Operating Income. Asia operating loss in the fourth quarter was $11 million on a reported basis. On an adjusted basis, Asia operating income was $8 million. Adjusted Asia operating margin was 3.5%, compared to 14.3% for the fourth quarter of Fiscal 2019. Foreign currency negatively impacted adjusted operating margin rate by 10 basis points in the fourth quarter.

Net Income and EPS. On a reported basis, net loss in the fourth quarter of Fiscal 2020 was $249 million or ($3.38) per diluted share. On an adjusted basis, net loss was $50 million, or ($0.68) per diluted share, excluding restructuring-related and other charges. This compared to a net income of $32 million, or $0.39 per diluted share on a reported basis, and net income of $85 million, or $1.07 per diluted share on an adjusted basis, for the fourth quarter of Fiscal 2019.

In the fourth quarter of Fiscal 2020, the Company had an effective tax rate of approximately 13% on a reported basis and (28%) on an adjusted basis, excluding restructuring-related and other charges. This compared to a reported and adjusted effective tax rate of approximately 11% and 18%, respectively, in the prior year period.

Full Year Fiscal 2020 Income Statement Review

Net Revenues. For Fiscal 2020, revenue decreased 2% to $6.2 billion on a reported basis and decreased 1% in constant currency. Full year revenue includes adverse impacts related to COVID-19 and Hong Kong protest business disruptions.

•	North America Revenue. For Fiscal 2020, North America revenue decreased 2% on a reported basis to $3.1 billion.

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•	Europe Revenue. For Fiscal 2020, Europe revenue decreased 3% to $1.6 billion on a reported basis. In constant currency, revenue increased 1%.

•	Asia Revenue. For Fiscal 2020, Asia revenue decreased 2% to $1.0 billion on a reported basis. In constant currency, revenue decreased 1%.

Gross Profit. Gross profit for Fiscal 2020 was $3.7 billion on a reported basis, including $160 million in inventory-related charges, and gross margin was 59.3%. On an adjusted basis, gross margin was 61.9%, 20 basis points higher than the prior year, excluding non-routine inventory-related charges from both periods. Foreign currency negatively impacted gross margin by 10 basis points in Fiscal 2020.

Operating Expenses. For Fiscal 2020, operating expenses were $3.3 billion on a reported basis, including $155 million in restructuring-related and other charges. On an adjusted basis, operating expenses were $3.2 billion, flat to the prior year. Adjusted operating expense rate was 51.6%, 140 basis points above Fiscal 2019, excluding restructuring-related and other charges from both periods.

Operating Income. Operating income for Fiscal 2020 was $317 million, including restructuring-related and other charges of $315 million. On an adjusted basis, operating income was $632 million compared operating income of $725 million for the prior year period, excluding restructuring-related and other charges from both periods.

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North America Operating Income. North America operating income in Fiscal 2020 was $487 million and operating margin was 15.5% on a reported basis, including restructuring-related and other charges. On an adjusted basis, North America operating income in Fiscal 2020 was $630 million and operating margin was 20.1% compared to adjusted operating margin of 21.5% in Fiscal 2019.

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Europe Operating Income. Europe operating income in Fiscal 2020 was $336 million and operating margin was 20.6% on a reported basis, including restructuring-related and other charges. On an adjusted basis, Europe operating income in Fiscal 2020 was $381 million and operating margin was 23.3%, compared to adjusted operating margin of 23.9% in Fiscal 2019.

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Asia Operating Income. Asia operating income in Fiscal 2020 was $125 million and operating margin was 12.3% on a reported basis, including restructuring-related and other charges. On an adjusted basis, Asia operating income in Fiscal 2020 was $147 million and operating margin was 14.4%, compared to adjusted operating margin of 16.0% in Fiscal 2019.

Net Income and EPS. In Fiscal 2020, on a reported basis, net income was $384 million or $4.98 per diluted share. On an adjusted basis, net income was $506 million, or $6.56 per diluted share, excluding restructuring-related and other charges. This compared to a net income of $431 million, or $5.27 per diluted share on a reported basis, and net income of $588 million, or $7.19 per diluted share, excluding restructuring-related and other charges, for Fiscal 2019.

For Fiscal 2020, the Company had an effective tax rate of approximately (18%) on a reported basis and 22% on an adjusted basis, excluding restructuring-related and other charges. This compared to a reported and adjusted effective tax rate of approximately 26% and 21%, respectively, in the prior year.

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Balance Sheet and Cash Flow Review

The Company ended Fiscal 2020 with $2.1 billion in cash and investments and $1.2 billion in total debt, compared to $2.0 billion and $689 million, respectively, at the end of Fiscal 2019. During the fourth quarter, the Company drew down $475 million from its Global Credit Facility as part of several pre-emptive actions to preserve cash and strengthen its liquidity while navigating the evolving global pandemic.

Inventory at the end of Fiscal 2020 was $736 million, down 10% compared to the prior year period. The decline in inventory primarily reflected a significant increase in inventory reserves related to COVID-19 business disruptions.

The Company had $270 million in capital expenditures in Fiscal 2020, compared to $198 million in the prior year period. The increase was primarily related to office consolidation in the New York/New Jersey area and continued enhancements to our global information technology systems, partly offset by lower expenditures in our North America business compared to the prior year period.

Prior to the COVID-19 crisis, the Company repurchased approximately $152 million of Class A Common Stock in the fourth quarter for a total of approximately $650 million in Fiscal 2020.

Full Year Fiscal 2021 and First Quarter Outlook

Due to the high level of uncertainty and evolving situation surrounding COVID-19, we are suspending all future guidance.

We expect our financial results for both periods to be significantly negatively impacted by the pandemic. Though the timing and path of recovery in each market presents many uncertainties, we have developed scenarios through which we plan to safely return our businesses to growth and value creation.

Conference Call

As previously announced, the Company will host a conference call and live online webcast today, Wednesday, May 27, 2020, at 9:00 A.M. Eastern. Listeners may access a live broadcast of the conference call on the Company's investor relations website at http://investor.ralphlauren.com or by dialing 517-623-4963 or 800-857-5209. To access the conference call, listeners should dial in by 8:45 a.m. Eastern and request to be connected to the Ralph Lauren Fourth Quarter 2020 conference call.

An online archive of the broadcast will be available by accessing the Company's investor relations website at http://investor.ralphlauren.com. A telephone replay of the call will be available from 12:00 P.M. Eastern, Wednesday, May 27, 2020 through 6:00 P.M. Eastern, Wednesday, June 3, 2020 by dialing 203-369-3154 or 888-437-4641 and entering passcode 5933.

ABOUT RALPH LAUREN

Ralph Lauren Corporation (NYSE:RL) is a global leader in the design, marketing and distribution of premium lifestyle products in five categories: apparel, footwear & accessories, home, fragrances, and hospitality. For more than 50 years, Ralph Lauren's reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company's brand names, which include Ralph Lauren, Ralph Lauren Collection, Ralph Lauren Purple

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Label, Polo Ralph Lauren, Double RL, Lauren Ralph Lauren, Polo Ralph Lauren Children, Chaps, and Club Monaco, among others, constitute one of the world's most widely recognized families of consumer brands. For more information, go to http://investor.ralphlauren.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made from time to time by representatives of the Company, may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results and financial condition, revenues, store openings and closings, employee reductions, margins, expenses, earnings, and citizenship and sustainability goals and are indicated by words or phrases such as “anticipate,” “outlook,” “estimate,” “expect,” “project,” “believe,” “envision,” “can,” “will,” "goal," "target," and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to certain risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results to materially differ include, among others: the loss of key personnel, including Mr. Ralph Lauren, or other changes in our executive and senior management team or to our operating structure, and our ability to effectively transfer knowledge during periods of transition; the impact to our business resulting from the COVID-19 pandemic, including the temporary closure of our stores, distribution centers, and corporate facilities, as well as those of our wholesale customers, licensing partners, suppliers, and vendors, and potential changes to consumer behavior, spending levels, and/or shopping preferences, such as their willingness to congregate in shopping centers or other populated locations; our ability to access capital markets and maintain compliance with covenants associated with our existing debt instruments; our ability to maintain adequate levels of liquidity to provide for our cash needs, including our debt obligations, tax obligations, payment of dividends, capital expenditures, and potential repurchases of our Class A common stock, as well as the ability of our customers, suppliers, vendors, and lenders to access sources of liquidity to provide for their own cash needs; the impact to our business resulting from changes in consumers' ability, willingness, or preferences to purchase discretionary items and luxury retail products, which tends to decline during recessionary periods, and our ability to accurately forecast consumer demand, the failure of which could result in either a build-up or shortage of inventory; the impact of economic, political, and other conditions on us, our customers, suppliers, vendors, and lenders, including business disruptions related to pandemic diseases such as COVID-19 and political unrest such as the recent protests in Hong Kong; the potential impact to our business resulting from the financial difficulties of certain of our large wholesale customers, which may result in consolidations, liquidations, restructurings, and other ownership changes in the retail industry, as well as other changes in the competitive marketplace, including the introduction of new products or pricing changes by our competitors; our ability to successfully implement our long-term growth strategy; our ability to continue to expand and grow our business internationally and the impact of related changes in our customer, channel, and geographic sales mix as a result, as well as our ability to accelerate growth in certain product categories; our ability to open new retail stores and concession shops, as well as enhance and expand our digital footprint and capabilities, all in an effort to expand our direct-to-consumer presence; our ability to respond to constantly changing fashion and retail trends and consumer demands in a timely manner, develop products that resonate with our existing customers and attract new customers, and execute marketing and advertising programs that appeal to consumers; our ability to effectively manage inventory levels and the increasing pressure on our margins in a highly promotional retail environment; our ability to continue to maintain our brand image and reputation and protect our

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trademarks; our ability to competitively price our products and create an acceptable value proposition for consumers; a variety of legal, regulatory, tax, political, and economic risks, including risks related to the importation and exportation of products which our operations are currently subject to, or may become subject to as a result of potential changes in legislation, and other risks associated with our international operations, such as compliance with the Foreign Corrupt Practices Act or violations of other anti-bribery and corruption laws prohibiting improper payments, and the burdens of complying with a variety of foreign laws and regulations, including tax laws, trade and labor restrictions, and related laws that may reduce the flexibility of our business; the potential impact to our business resulting from the imposition of additional duties, tariffs, taxes, and other charges or barriers to trade, including those resulting from current trade developments with China and the related impact to global stock markets, as well as our ability to implement mitigating sourcing strategies; the impact to our business resulting from the United Kingdom's exit from the European Union and the uncertainty surrounding its future relationship with the European Union, including trade agreements, as well as the related impact to global stock markets and currency exchange rates; the impact to our business resulting from increases in the costs of raw materials, transportation, and labor, including wages, healthcare, and other benefit-related costs; our ability to secure our facilities and systems and those of our third-party service providers from, among other things, cybersecurity breaches, acts of vandalism, computer viruses, or similar Internet or email events; our efforts to successfully enhance, upgrade, and/or transition our global information technology systems and digital commerce platforms; the potential impact to our business if any of our distribution centers were to become inoperable or inaccessible; the potential impact on our operations and on our suppliers and customers resulting from man-made or natural disasters, including pandemic diseases such as COVID-19, severe weather, geological events, and other catastrophic events; changes in our tax obligations and effective tax rate due to a variety of other factors, including potential changes in U.S. or foreign tax laws and regulations, accounting rules, or the mix and level of earnings by jurisdiction in future periods that are not currently known or anticipated; our exposure to currency exchange rate fluctuations from both a transactional and translational perspective; the impact to our business resulting from potential costs and obligations related to the early or temporary closure of our stores or termination of our long-term, non-cancellable leases; our ability to achieve anticipated operating enhancements and cost reductions from our restructuring plans, as well as the impact to our business resulting from restructuring-related charges, which may be dilutive to our earnings in the short term; the impact to our business of events of unrest and instability that are currently taking place in certain parts of the world, as well as from any terrorist action, retaliation, and the threat of further action or retaliation; the potential impact to the trading prices of our securities if our Class A common stock share repurchase activity and/or cash dividend payments differ from investors' expectations; our ability to maintain our credit profile and ratings within the financial community; our intention to introduce new products or brands, or enter into or renew alliances; changes in the business of, and our relationships with, major wholesale customers and licensing partners; our ability to achieve our goals regarding environmental, social, and governance practices; our ability to make certain strategic acquisitions and successfully integrate the acquired businesses into our existing operations; and other risk factors identified in the Company’s Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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RALPH LAUREN CORPORATION
CONSOLIDATED BALANCE SHEETS
Prepared in accordance with U.S. Generally Accepted Accounting Principles
(Audited)

	March 28, 2020	March 30, 2019
	(millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,620.4	$584.1
Short-term investments	495.9	1,403.4
Accounts receivable, net of allowances	277.1	398.1
Inventories	736.2	817.8
Income tax receivable	84.8	32.1
Prepaid expenses and other current assets	160.8	359.3
Total current assets	3,375.2	3,594.8
Property and equipment, net	979.5	1,039.2
Operating lease right-of-use assets	1,511.6	—
Deferred tax assets	245.2	67.0
Goodwill	915.5	919.6
Intangible assets, net	141.0	163.7
Other non-current assets(a)	111.9	158.5
Total assets	$7,279.9	$5,942.8

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$475.0	$—
Current portion of long-term debt	299.6	—
Accounts payable	246.8	202.3
Income tax payable	65.1	29.4
Current operating lease liabilities	288.4	—
Accrued expenses and other current liabilities	717.1	968.4
Total current liabilities	2,092.0	1,200.1
Long-term debt	396.4	689.1
Long-term operating lease liabilities	1,568.3	—
Income tax payable	132.7	146.7
Non-current liability for unrecognized tax benefits	88.9	78.8
Other non-current liabilities	308.5	540.9
Total liabilities	4,586.8	2,655.6
Equity:
Common stock	1.3	1.3
Additional paid-in-capital	2,594.4	2,493.8
Retained earnings	5,994.0	5,979.1
Treasury stock, Class A, at cost	(5,778.4)	(5,083.6)
Accumulated other comprehensive loss	(118.2)	(103.4)
Total equity	2,693.1	3,287.2
Total liabilities and equity	$7,279.9	$5,942.8

Net Cash (incl. LT Investments)	$945.3	$1,343.3
Cash & Investments (ST & LT)	2,116.3	2,032.4
Net Cash (excl. LT Investments)	945.3	1,298.4
Cash & ST Investments	2,116.3	1,987.5

(a) Includes non-current investments of:	$—	$44.9

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RALPH LAUREN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
Prepared in accordance with U.S. Generally Accepted Accounting Principles
(Unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
	(millions, except per share data)
North America	$629.3	$708.4
Europe	353.4	438.0
Asia	213.7	273.5
Other non-reportable segments	77.7	85.8
Net revenues	1,274.1	1,505.7
Cost of goods sold	(679.7)	(604.2)
Gross profit	594.4	901.5
Selling, general, and administrative expenses	(852.2)	(809.4)
Impairment of assets	(9.9)	(12.5)
Restructuring and other charges	(16.1)	(51.7)
Total other operating expenses, net	(878.2)	(873.6)
Operating income (loss)	(283.8)	27.9
Interest expense	(4.8)	(5.1)
Interest income	5.9	11.3
Other income (expense), net	(4.5)	1.2
Income (loss) before income taxes	(287.2)	35.3
Income tax benefit (provision)	38.2	(3.7)
Net income (loss)	$(249.0)	$31.6
Net income (loss) per common share:
Basic	$(3.38)	$0.40
Diluted	$(3.38)	$0.39
Weighted average common shares outstanding:
Basic	73.7	79.0
Diluted	73.7	80.1
Dividends declared per share	$0.6875	$0.625

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RALPH LAUREN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
Prepared in accordance with U.S. Generally Accepted Accounting Principles
(Audited)

	Twelve Months Ended
	March 28, 2020	March 30, 2019
	(millions, except per share data)
North America	$3,140.5	$3,202.9
Europe	1,632.2	1,683.0
Asia	1,017.2	1,041.0
Other non-reportable segments	369.9	386.1
Net revenues	6,159.8	6,313.0
Cost of goods sold	(2,506.5)	(2,427.0)
Gross profit	3,653.3	3,886.0
Selling, general, and administrative expenses	(3,237.5)	(3,168.3)
Impairment of assets	(31.6)	(25.8)
Restructuring and other charges	(67.2)	(130.1)
Total other operating expenses, net	(3,336.3)	(3,324.2)
Operating income	317.0	561.8
Interest expense	(17.6)	(20.7)
Interest income	34.4	40.8
Other income (expense), net	(7.4)	0.6
Income before income taxes	326.4	582.5
Income tax benefit (provision)	57.9	(151.6)
Net income	$384.3	$430.9
Net income per common share:
Basic	$5.07	$5.35
Diluted	$4.98	$5.27
Weighted average common shares outstanding:
Basic	75.8	80.6
Diluted	77.2	81.7
Dividends declared per share	$2.75	$2.50

12

RALPH LAUREN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
Prepared in accordance with U.S. Generally Accepted Accounting Principles
(Audited)

	Twelve Months Ended
	March 28, 2020	March 30, 2019
	(millions)
Cash flows from operating activities:
Net income	$384.3	$430.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	269.5	281.3
Deferred income tax expense (benefit)	(168.8)	8.5
Loss on sale of property	—	11.6
Non-cash stock-based compensation expense	100.6	88.6
Non-cash impairment of assets, including equity method investment	38.7	25.8
Bad debt expense	58.7	0.4
Other non-cash charges	(2.3)	6.5
Changes in operating assets and liabilities:
Accounts receivable	57.6	10.1
Inventories	72.3	(83.6)
Prepaid expenses and other current assets	58.2	(40.5)
Accounts payable and accrued liabilities	(64.3)	(4.7)
Income tax receivables and payables	(42.5)	29.7
Deferred income	—	(16.5)
Other balance sheet changes	(7.4)	35.7
Net cash provided by operating activities	754.6	783.8
Cash flows from investing activities:
Capital expenditures	(270.3)	(197.7)
Purchases of investments	(1,289.7)	(3,030.8)
Proceeds from sales and maturities of investments	2,240.4	2,357.5
Acquisitions and ventures	0.9	(4.5)
Proceeds from sale of property	20.8	20.0
Settlement of net investment hedges	—	(23.8)
Net cash provided by (used in) investing activities	702.1	(879.3)
Cash flows from financing activities:
Proceeds from credit facilities	475.0	—
Repayments of borrowings on credit facilities	—	(9.9)
Proceeds from the issuance of long-term debt	—	398.1
Repayments of long-term debt	—	(300.0)
Payments of finance lease obligations	(13.6)	(19.6)
Payments of dividends	(203.9)	(190.7)
Repurchases of common stock, including shares surrendered for tax withholdings	(694.8)	(502.6)
Proceeds from exercise of stock options	—	21.8
Other financing activities	(0.9)	(2.8)
Net cash used in financing activities	(438.2)	(605.7)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(15.2)	(27.8)
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,003.3	(729.0)
Cash, cash equivalents, and restricted cash at beginning of period	626.5	1,355.5
Cash, cash equivalents, and restricted cash at end of period	$1,629.8	$626.5

13

RALPH LAUREN CORPORATION
SEGMENT INFORMATION
(Unaudited)

Effective beginning in the first quarter of Fiscal 2020, operating results related to the Company's business in Latin America are included within its Europe segment due to a change in the way in which the Company manages this business. Previously, such results were included within the Company's other non-reportable segments. All prior period segment information has been recast to reflect this change on a comparative basis.

	Three Months Ended		Twelve Months Ended
	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
	(millions)
Net revenues:
North America	$629.3	$708.4	$3,140.5	$3,202.9
Europe	353.4	438.0	1,632.2	1,683.0
Asia	213.7	273.5	1,017.2	1,041.0
Other non-reportable segments	77.7	85.8	369.9	386.1
Total net revenues	$1,274.1	$1,505.7	$6,159.8	$6,313.0

Operating income:
North America	$(73.9)	$108.8	$486.6	$682.8
Europe	4.4	98.6	336.3	392.8
Asia	(10.8)	37.7	124.8	161.0
Other non-reportable segments	—	23.1	85.2	118.7
	(80.3)	268.2	1,032.9	1,355.3
Unallocated corporate expenses	(187.4)	(188.6)	(648.7)	(663.4)
Unallocated restructuring and other charges	(16.1)	(51.7)	(67.2)	(130.1)
Total operating income	$(283.8)	$27.9	$317.0	$561.8

14

RALPH LAUREN CORPORATION
CONSTANT CURRENCY FINANCIAL MEASURES
(Unaudited)

Comparable Store Sales Data

	March 28, 2020
	Three Months Ended	Twelve Months Ended
	% Change	% Change
	Constant Currency	Constant Currency
North America:
Digital commerce	(7%)	1%
Excluding digital commerce	(15%)	(1%)
Total North America	(13%)	—%

Europe:
Digital commerce	(2%)	11%
Excluding digital commerce	(18%)	(2%)
Total Europe	(16%)	(1%)

Asia:
Digital commerce	15%	22%
Excluding digital commerce	(24%)	(5%)
Total Asia	(23%)	(4%)

Total Ralph Lauren Corporation	(17%)	(2%)

Operating Segment Net Revenues Data

	Three Months Ended		% Change
	March 28, 2020	March 30, 2019	As Reported	Constant Currency
	(millions)
North America	$629.3	$708.4	(11.2%)	(11.2%)
Europe	353.4	438.0	(19.3%)	(16.5%)
Asia	213.7	273.5	(21.9%)	(20.8%)
Other non-reportable segments	77.7	85.8	(9.5%)	(9.3%)
Net revenues	$1,274.1	$1,505.7	(15.4%)	(14.3%)

	Twelve Months Ended		% Change
	March 28, 2020	March 30, 2019	As Reported	Constant Currency
	(millions)
North America	$3,140.5	$3,202.9	(2.0%)	(1.9%)
Europe	1,632.2	1,683.0	(3.0%)	0.8%
Asia	1,017.2	1,041.0	(2.3%)	(1.2%)
Other non-reportable segments	369.9	386.1	(4.2%)	(4.1%)
Net revenues	$6,159.8	$6,313.0	(2.4%)	(1.2%)

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RALPH LAUREN CORPORATION
NET REVENUES BY SALES CHANNEL
(Unaudited)

	Three Months Ended
	March 28, 2020					March 30, 2019
	North America	Europe	Asia	Other	Total	North America	Europe	Asia	Other	Total
	(millions)
Sales Channel:
Retail	$291.3	$160.3	$194.1	$32.2	$677.9	$322.4	$192.2	$250.6	$42.7	$807.9
Wholesale	338.0	193.1	19.6	4.2	554.9	386.0	245.8	22.9	1.5	656.2
Licensing	—	—	—	41.3	41.3	—	—	—	41.6	41.6
Net revenues	$629.3	$353.4	$213.7	$77.7	$1,274.1	$708.4	$438.0	$273.5	$85.8	$1,505.7

	Twelve Months Ended
	March 28, 2020					March 30, 2019
	North America	Europe	Asia	Other	Total	North America	Europe	Asia	Other	Total
	(millions)
Sales Channel:
Retail	$1,727.3	$874.6	$948.0	$191.0	$3,740.9	$1,688.5	$881.1	$969.9	$208.3	$3,747.8
Wholesale	1,413.2	757.6	69.2	10.8	2,250.8	1,514.4	801.9	71.1	5.1	2,392.5
Licensing	—	—	—	168.1	168.1	—	—	—	172.7	172.7
Net revenues	$3,140.5	$1,632.2	$1,017.2	$369.9	$6,159.8	$3,202.9	$1,683.0	$1,041.0	$386.1	$6,313.0

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RALPH LAUREN CORPORATION
GLOBAL RETAIL STORE NETWORK
(Unaudited)

	March 28, 2020	March 30, 2019
North America
Ralph Lauren Stores	41	41
Polo Factory Stores	189	183
Total Directly Operated Stores	230	224
Concessions	2	2

Europe
Ralph Lauren Stores	30	23
Polo Factory Stores	64	64
Total Directly Operated Stores	94	87
Concessions	29	29

Asia
Ralph Lauren Stores	67	57
Polo Factory Stores	65	58
Total Directly Operated Stores	132	115
Concessions	619	622

Other
Club Monaco Stores	74	75
Club Monaco Concessions	4	5

Global Directly Operated Stores and Concessions
Ralph Lauren Stores	138	121
Polo Factory Stores	318	305
Club Monaco Stores	74	75
Total Directly Operated Stores	530	501
Concessions	654	658

Global Licensed Stores and Concessions
Total Licensed Stores and Concessions	250	261

17

RALPH LAUREN CORPORATION
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	March 28, 2020
	As Reported	Total Adjustments(a)(b)	As Adjusted
	(millions, except per share data)
Net revenues	$1,274.1	$—	$1,274.1
Gross profit	594.4	158.5	752.9
Gross profit margin	46.7%		59.1%
Total other operating expenses, net	(878.2)	82.4	(795.8)
Operating expense margin	68.9%		62.5%
Operating loss	(283.8)	240.9	(42.9)
Operating margin	(22.3%)		(3.4)%
Other non-operating income (expense), net	(3.4)	7.1	3.7
Loss before income taxes	(287.2)	248.0	(39.2)
Income tax benefit (provision)	38.2	(49.5)	(11.3)
Effective tax rate	13.3%		(28.3)%
Net loss	$(249.0)	$198.5	$(50.5)
Net loss per diluted common share	$(3.38)		$(0.68)
Weighted average common shares outstanding - Diluted	73.7		73.7

SEGMENT INFORMATION - OPERATING INCOME (LOSS):
North America	$(73.9)	$142.8	$68.9
Operating margin	(11.7%)		10.9%
Europe	4.4	44.6	49.0
Operating margin	1.2%		13.8%
Asia	(10.8)	18.4	7.6
Operating margin	(5.1%)		3.5%
Other non-reportable segments	—	18.8	18.8
Operating margin	—%		24.2%
Unallocated corporate expenses and restructuring & other charges	(203.5)	16.3	(187.2)
Total operating loss	$(283.8)	$240.9	$(42.9)

18

RALPH LAUREN CORPORATION
RECONCILIATION OF NON-U.S. GAAP FINANCIAL (Continued)
(Unaudited)

	Twelve Months Ended
	March 28, 2020
	As Reported	Total Adjustments(a)(c)	As Adjusted
	(millions, except per share data)
Net revenues	$6,159.8	$—	$6,159.8
Gross profit	3,653.3	159.5	3,812.8
Gross profit margin	59.3%		61.9%
Total other operating expenses, net	(3,336.3)	155.2	(3,181.1)
Operating expense margin	54.2%		51.6%
Operating income	317.0	314.7	631.7
Operating margin	5.1%		10.3%
Other non-operating income, net	9.4	7.1	16.5
Income before income taxes	326.4	321.8	648.2
Income tax benefit (provision)	57.9	(199.9)	(142.0)
Effective tax rate	(17.7%)		21.9%
Net income	$384.3	$121.9	$506.2
Net income per diluted common share	$4.98		$6.56
Weighted average common shares outstanding - Diluted	77.2		77.2

SEGMENT INFORMATION - OPERATING INCOME:
North America	$486.6	$143.2	$629.8
Operating margin	15.5%		20.1%
Europe	336.3	44.7	381.0
Operating margin	20.6%		23.3%
Asia	124.8	21.7	146.5
Operating margin	12.3%		14.4%
Other non-reportable segments	85.2	31.2	116.4
Operating margin	23.0%		31.4%
Unallocated corporate expenses and restructuring & other charges	(715.9)	73.9	(642.0)
Total operating income	$317.0	$314.7	$631.7

19

RALPH LAUREN CORPORATION
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (Continued)
(Unaudited)

	Three Months Ended
	March 30, 2019
	As Reported	Total Adjustments(a)(d)	As Adjusted
	(millions, except per share data)
Net revenues	$1,505.7	$—	$1,505.7
Gross profit	901.5	4.1	905.6
Gross profit margin	59.9%		60.1%
Total other operating expenses, net	(873.6)	64.2	(809.4)
Operating expense margin	58.0%		53.8%
Operating income	27.9	68.3	96.2
Operating margin	1.9%		6.4%
Other non-operating income, net	7.4	—	7.4
Income before income taxes	35.3	68.3	103.6
Income tax provision	(3.7)	(14.5)	(18.2)
Effective tax rate	10.6%		17.5%
Net income	$31.6	$53.8	$85.4
Net income per diluted common share	$0.39		$1.07
Weighted average common shares outstanding - Diluted	80.1		80.1

SEGMENT INFORMATION - OPERATING INCOME:
North America	$108.8	$3.6	$112.4
Operating margin	15.4%		15.9%
Europe	98.6	5.0	103.6
Operating margin	22.5%		23.6%
Asia	37.7	1.5	39.2
Operating margin	13.8%		14.3%
Other non-reportable segments	23.1	1.2	24.3
Operating margin	26.8%		28.2%
Unallocated corporate expenses and restructuring & other charges	(240.3)	57.0	(183.3)
Total operating income	$27.9	$68.3	$96.2

20

RALPH LAUREN CORPORATION
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (Continued)
(Unaudited)

	Twelve Months Ended
	March 30, 2019
	As Reported	Total Adjustments(a)(e)	As Adjusted
	(millions, except per share data)
Net revenues	$6,313.0	$—	$6,313.0
Gross profit	3,886.0	7.2	3,893.2
Gross profit margin	61.6%		61.7%
Total other operating expenses, net	(3,324.2)	155.9	(3,168.3)
Operating expense margin	52.7%		50.2%
Operating income	561.8	163.1	724.9
Operating margin	8.9%		11.5%
Other non-operating income, net	20.7	—	20.7
Income before income taxes	582.5	163.1	745.6
Income tax provision	(151.6)	(6.5)	(158.1)
Effective tax rate	26.0%		21.2%
Net income	$430.9	$156.6	$587.5
Net income per diluted common share	$5.27		$7.19
Weighted average common shares outstanding - Diluted	81.7		81.7

SEGMENT INFORMATION - OPERATING INCOME:
North America	$682.8	$5.0	$687.8
Operating margin	21.3%		21.5%
Europe	392.8	9.9	402.7
Operating margin	23.3%		23.9%
Asia	161.0	5.2	166.2
Operating margin	15.5%		16.0%
Other non-reportable segments	118.7	7.0	125.7
Operating margin	30.7%		32.5%
Unallocated corporate expenses and restructuring & other charges	(793.5)	136.0	(657.5)
Total operating income	$561.8	$163.1	$724.9

21

RALPH LAUREN CORPORATION
FOOTNOTES TO RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES

(a)
Adjustments for inventory-related charges are recorded within cost of goods sold in the consolidated statements of operations. Adjustments for COVID-19-related bad debt expense is recorded within selling, general, and administrative ("SG&A") expenses in the consolidated statements of operations. Adjustments for impairment-related charges are recorded within impairment of assets in the consolidated statements of operations, with the exception of a $7.1 million impairment of an equity method investment, which is recorded within other income (expense), net. Adjustments for Swiss tax reform and the Tax Cuts and Jobs Act (the "TCJA") are recorded within the income tax benefit (provision) in the consolidated statement of operations. Adjustments for all other charges are recorded within restructuring and other charges in the consolidated statements of operations.

(b)
Adjustments for the three months ended March 28, 2020 include (i) inventory-related charges of $157.3 million and bad debt expense of $56.4 million, both related to adverse impacts associated with COVID-19 business disruptions; (ii) charges of $16.9 million recorded in connection with the Company's restructuring plans, consisting of restructuring charges, impairment of assets, and inventory-related charges; (iii) additional impairment of assets of $7.7 million related to underperforming stores as a result of on-going store portfolio evaluation and $7.1 million related to an equity method investment; and (iv) other charges of $2.6 million primarily related to rent and occupancy costs associated with certain previously exited real estate locations for which the related lease agreements have not yet expired. Additionally, the income tax benefit (provision) reflects a charge of $11.2 million recorded in connection with Swiss tax reform.

(c)
Adjustments for the twelve months ended March 28, 2020 include (i) inventory-related charges of $157.3 million and bad debt expense of $56.4 million, both related to adverse impacts associated with COVID-19 business disruptions; (ii) charges of $48.5 million recorded in connection with the Company's restructuring plans, consisting of restructuring charges, impairment of assets, inventory-related charges, and accelerated stock-based compensation expense; (iii) additional impairment of assets of $22.9 million related to underperforming stores as a result of on-going store portfolio evaluation and $7.1 million related to an equity method investment; and (iv) other charges of $29.6 million primarily related to the charitable donation of the net cash proceeds received from the sale of the Company's corporate jet and rent and occupancy costs associated with certain previously exited real estate locations for which the related lease agreements have not yet expired. Additionally, the income tax benefit (provision) reflects a one-time benefit of $122.9 million recorded in connection with Swiss tax reform.

(d)
Adjustments for the three months ended March 30, 2019 include (i) charges of $37.2 million recorded in connection with the Company's restructuring plans, consisting of restructuring charges, impairment of assets, inventory-related charges; (ii) additional impairment of assets of $9.3 million related to underperforming stores as a result of on-going store portfolio evaluation and the planned sale of a corporate asset; and (iii) other charges of $21.8 million primarily related to the Company's new sabbatical leave program and depreciation expense associated with its former Polo store at 711 Fifth Avenue in New York City.

(e)
Adjustments for the twelve months ended March 30, 2019 include (i) charges of $111.5 million recorded in connection with the Company's restructuring plans, consisting of restructuring charges, impairment of assets, inventory-related charges, and a loss on sale of property; (ii) additional impairment of assets of $15.1 million related to underperforming stores as a result of on-going store portfolio evaluation and

22

the planned sale of a corporate asset; and (iii) other charges of $36.5 million primarily related to the Company's new sabbatical leave program, depreciation expense associated with its former Polo store at 711 Fifth Avenue in New York City and its customs audit. The income tax provision reflects enactment-related charges of $27.6 million recorded in connection with U.S. tax reform.

NON-U.S. GAAP FINANCIAL MEASURES

Since Ralph Lauren Corporation is a global company, the comparability of its operating results reported in U.S. Dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the U.S. Dollar. Such fluctuations can have a significant effect on the Company’s reported results. As such, in addition to financial measures prepared in accordance with accounting principles generally accepted in the U.S. ("U.S. GAAP"), the Company’s discussions often contain references to constant currency measures, which are calculated by translating current-year and prior-year reported amounts into comparable amounts using a single foreign exchange rate for each currency. The Company presents constant currency financial information, which is a non-U.S. GAAP financial measure, as a supplement to its reported operating results. The Company uses constant currency information to provide a framework for assessing how its businesses performed excluding the effects of foreign currency exchange rate fluctuations. Management believes this information is useful to investors for facilitating comparisons of operating results and better identifying trends in the Company’s businesses. The constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, the Company’s operating performance measures calculated in accordance with U.S. GAAP.

This earnings release also includes certain other non-U.S. GAAP financial measures relating to the impact of charges and other items as described herein. The Company uses non-U.S. GAAP financial measures, among other things, to evaluate its operating performance and to better represent the manner in which it conducts and views its business. The Company believes that excluding items that are not comparable from period to period helps investors and others compare operating performance between two periods. While the Company considers non-U.S. GAAP measures useful in analyzing its results, they are not intended to replace, nor act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with U.S. GAAP, and may be different from non-U.S. GAAP measures reported by other companies.

Adjustments made during the fiscal periods presented include charges recorded in connection with the Company’s restructuring plans, as well as certain other charges associated with other non-recurring events, as described in the footnotes to the non-U.S. GAAP financial measures above. The income tax provision has been adjusted for the tax-related effects of these charges, which were calculated using the respective statutory tax rates for each applicable jurisdiction, as well as enactment-related charges recorded in connection with domestic and international tax reform. Included in this earnings release are reconciliations between the non-U.S. GAAP financial measures and the most directly comparable U.S. GAAP measures before and after these adjustments.

SOURCE: Ralph Lauren Corporation
Investor Relations:
Corinna Van der Ghinst
ir@ralphlauren.com
Or
Corporate Communications
rl-press@ralphlauren.com

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